As  filed  with  the   Securities  and  Exchange Commission December 18, 1998.
                              File No. 333-_____
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                           THE SAVANNAH BANCORP, INC.
             (Exact Name of Registrant as Specified in its Charter)

                Georgia                                  58-1861820
     ------------------------------                 ---------------------
    (State or Other Jurisdiction of                   (I.R.S. Employer
     Incorporation or Organization)                  Identification Number)


                                 25 Bull Street
                            Savannah, Georgia 31401
                                (912) 651-8200
                  --------------------------------------------
                  (Address, including zip code, and telephone
                    number of Principal Executive Offices)

          The Savannah Bancorp, Inc. Organizers' Option Shares;
  The Savannah Bancorp, Inc. Employee Incentive Stock Option Plan; and Options Assumed in Conjunction with the Acquisition of Bryan Bancorp of Georgia, Inc.
                            (Full Title of the Plans)

           ARCHIE H. DAVIS                               Copy to:
  President and Chief Executive Officer              J. WILEY ELLIS
       The Savannah Bancorp, Inc.            Ellis Painter, Ratteree & Bart LLP
             25 Bull Street                         2 East Bryan Street
       Savannah, Georgia 31401                    Savannah, Georgia 31401
          (912) 651-8200)                       Telephone : (912) 233-9700
(Name and address of agent for service)         Facsimile: (912) 233-8608


================================================================================

(continued on following page)

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                      Proposed        Proposed
  Title of       Amount to be          Maximum         Maximum        Amount of
Securities to    Registered (1)     Offering Price    Aggregate     Registration
be Registered                       Per Share (2)   Offering Price       Fee
                                                         (2)
-------------  -------------------  --------------  --------------  ------------
Common Stock,   37,125 shares  (3)          $6.06         $224,978        $66.37
 $1 par value
-------------  -------------------  --------------   -------------  ------------
Common Stock,   42,050 shares  (4)          $7.50         $315,375        $93.04
$1 par value
-------------  -------------------  --------------   -------------  ------------
Common Stock,   53,550 shares  (5)         $13.33         $713,822       $210.58
$1 par value
-------------  -------------------  --------------   -------------  ------------
Common Stock,    9,000 shares  (6)         $21.50         $193,500        $57.08
$1 par value
-------------  -------------------  --------------   -------------  ------------
Common Stock,    3,000 shares  (7)         $21.625         $64,875        $19.04
$1 par value
-------------  -------------------  --------------   -------------  ------------
Common Stock,   10,000 shares  (8)         $25.625        $256,250        $75.59
$1 par value
-------------  -------------------  --------------   -------------  ------------
Common Stock,    6,500 shares  (9)         $25.625        $166,563        $49.14
$1 par value
-------------  -------------------  --------------   -------------  ------------
Common Stock,    8,325 shares (10)          $5.76          $47,952        $14.15
$1 par value
-------------  -------------------  --------------   -------------  ------------
Common Stock,    9,250 shares (11)          $6.35          $58,738        $17.33
$1 par value
-------------  -------------------  --------------   -------------  ------------
Common Stock,    9,250 shares (12)          $5.77          $53,373        $15.74
$1 par value
-------------  -------------------  --------------   -------------  ------------
Common Stock,    9,250 shares (13)         $10.27          $94,998        $28.02
$1 par value
-------------  -------------------  --------------   -------------  ------------
Common Stock,    4,625 shares (14)         $25.50         $117,938        $34.79
$1 par  value
-------------  -------------------  --------------   -------------  ------------
Aggregate      201,925 shares                           $2,308,362       $680.97
-------------  -------------------  --------------   -------------  ------------

(footnotes on following page)

================================================================================

   (1) This registration statement also covers any additional share that may hereafter be granted as a result of the adjustment and anti-dilution provisions of the Savannah Bancorp, Inc. Employee Incentive Stock Option Plan (the "ISO Plan") or the other options registered hereby.
   (2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h), based on the exercise prices of the outstanding options, or the average of the high bid and low asked prices per share of the registrant's common stock on the Nasdaq National Market on December 15, 1998, as the case may be.
   (3)   Represents  organizers' options granted on April 10, 1990.
   (4)   Represents options granted under the ISO Plan on April 18, 1995.
   (5)   Represents  options granted under the ISO Plan on April 16, 1996.
   (6)   Represents  options granted under the ISO Plan on July 21, 1997.
   (7)   Represents options granted under the ISO Plan on August 18,1997.
   (8)   Represents options granted under the ISO Plan on December 15, 1998.
   (9) Represents shares to be issued upon the exercise of options to be granted in the future under the ISO Plan.
  (10) Represents options converted from Bryan Bancorp of Georgia , Inc. options ("Bryan Options") originally granted on December 31, 1992.
  (11) Represents options converted from Bryan Options originally granted on December 31, 1993.
  (12) Represents options converted from Bryan Options originally granted on December 31, 1994.
  (13) Represents options converted from Bryan Options originally granted on March 20, 1997.
  (14) Represents options converted from Bryan Options originally granted on February 10, 1998.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         (a) The documents constituting Part I of this registration statement will be sent or given to optionholders or participants in the ISO Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

         (b) Upon written or oral request, the registrant will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this registration statement. The documents are incorporated by reference in the
Section 10(a) prospectus. The registrant will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b).


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated herein by reference:

         (1) The registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.

         (2) All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since December 31, 1997, including without limitation, the registrant's Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, June 30 and September 30, 1998, and the registrant's Current Reports on Form 8-K dated February 10, February 26, May 1, and July 28, 1998.

         (3) The description of common stock contained in the registrant's registration statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

         All documents filed subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto that indicates that all securities offered have been sold or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of the registrant's Common Stock offered pursuant to the registration statement will be passed upon by J. Wiley Ellis, General Counsel and Chairman of the Board of Directors of the registrant. Mr. Ellis is a director of the registrant and receives compensation from the registrant in such capacity.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The registrant's Articles of Incorporation provide that a director or officer shall not be personally liable to the corporation or its shareholders for monetary damages for breach of duty of care or any other duty owed to the corporation as a director or officer, except that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his duties, of any business opportunity of the corporation, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions, or (d) for any transaction from which the director or officer derived an improper personal benefit.

         Under its Bylaws, the registrant is required to indemnify its directors and officers to the full extent permitted by Georgia law. The Georgia Business Corporation Code provides that a corporation may indemnify its directors, officers, employees and agents against judgments, fines, penalties, amounts paid in settlement, and reasonable expenses, including attorney's fees, resulting from various types of legal actions or proceedings, including, but not limited to any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal, if the actions of the party being indemnified meet the standards of conduct specified therein. Determination concerning whether or not the applicable standard of conduct has been met can be made by (a) the Board of Directors by a majority vote of all the disinterested directors, if there are at least two disinterested directors, (b) a majority vote of a committee of two or more disinterested directors, (c) special legal counsel, or (d) an affirmative vote of a majority of shares held by disinterested shareholders. No indemnification shall be made (i) in connection with a proceeding by or in the right of the registrant, except for reasonable expenses incurred in connection with the proceeding if it is determined that the indemnitee has met the relevant standard of conduct, or (ii) in connection with any other proceeding in which such person was adjudged liable on the basis that personal benefit was improperly received by him.

         The registrant maintains directors and officers liability insurance covering its directors and officers against loss arising from certain claims made against them by reason of certain wrongful acts.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         The exhibits listed in the Exhibit Index are included as part of this registration statement.

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's articles of incorporation, bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(signatures on following pages)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Savannah, Georgia on the 15th day of December, 1998.

                                          THE SAVANNAH BANCORP, INC.

                                          By:    /s/Archie H. Davis
                                               ------------------------
                                                    Archie H. Davis
                                                       President
                                               and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Archie H. Davis and J. Wiley Ellis, and each of them, with the power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name                      Capacity                             Date
/s/ Archie H. Davis
---------------------     Director, President and Chief        December 15, 1998
Archie H. Davis           Executive Officer
                          (Principal Executive Officer)
/s/ Robert B. Briscoe
---------------------     Chief Financial Officer
Robert B. Briscoe         (Principal Financial and Accounting  December 15, 1998
                          Officer)

Name                      Capacity                             Date
/s/ J. Wiley Ellis
--------------------      Director, Chairman of the Board      December 15, 1998
J. Wiley Ellis
/s/ E. James Burnsed
--------------------      Director, Vice Chairman              December 15, 1998
E. James Burnsed
/s/ Russell W. Carpenter
--------------------      Director                             December 15, 1998
Russell W. Carpenter

____________________      Director                             December 15, 1998
Robert H. Demere, Jr.
/s/ Julius Edel
--------------------      Director                             December 15, 1998
Julius Edel
/s/ L. Carlton Gill
--------------------      Director                             December 15, 1998
L. Carlton Gill

____________________      Director                             December 15, 1998
Robert W. Groves III
/s/ Jack M. Jones
--------------------      Director                             December 15, 1998
Jack M. Jones
/s/ Aaron M. Levy
--------------------      Director                             December 15, 1998
Aaron M. Levy
/s/ J. Curtis Lewis III
--------------------      Director                             December 15, 1998
J. Curtis Lewis III
/s/ M. Lane Morrison
--------------------      Director                             December 15, 1998
M. Lane Morrison
/s/ James Toby Roberts, Sr.
--------------------      Director                             December 15, 1998
James Toby Roberts, Sr.
/s/ James W. Royal
--------------------      Director                             December 15, 1998
James W. Royal

Name                      Capacity                             Date

/s/ Jack W. Shearouse
--------------------      Director                             December 15, 1998
Jack W. Shearouse

/s/ Robert T. Thompson, Jr.
--------------------      Director                             December 15, 1998
Robert T. Thompson, Jr.

/s/ Penelope S. Wirth
--------------------      Director                             December 15, 1998
Penelope S. Wirth

                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8


   Exhibit Number                          Description

       4.1                    Articles   of   Incorporation   of  the registrant
                              (previously  filed with the Commission   on
                              February  8,  1990  as Exhibit   3.1   to   the
                              registrant's Registration Statement on Form S-1 (Registration No. 33-33405) (the "Form S-1") and incorporated by reference herein).


       4.2 By-Laws of the registrant(filed with the Commission on February 8, 1990 as Exhibit 3.2 to the Form S-1 and incorporated by reference herein).

       5.1                    Opinion  of  J.  Wiley   Ellis,  Esq., counsel  to
                              the  registrant, as to the legality  of  the
                              securities   being  offered.

      23.1                    Consent of Arthur Andersen LLP.

      23.2                    Consent of PricewaterhouseCoopers LLP.

      23.3                    Consent of J. Wiley Ellis, Esq. (contained in
                              Exhibit 5.1).

      24.1 Power of Attorney pursuant to which amendments to this registration statement may be filed (included on the signature page contained in Part II hereof).

      99 The Savannah Bancorp, Inc. Incentive Stock Option Plan (filed with the Commission on March 30, 1998 as Exhibit 10.7 to the 1997 Annual Report on Form 10-KSB and incorporated by reference herein).